Exhibit 10.12

STANDARD OFFICE BUILDING LEASE

THIS LEASE is made and entered into this 27 day of April, 2018, by and between LAGOS PROPERTIES, LLC, a Missouri limited liability company (“Landlord”) and EARGO, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

1. BASIC LEASE PROVISIONS. For purposes of this Lease, the following terms and definitions shall be applicable:

(a)	Landlord:	Lagos Properties, LLC, a Missouri limited liability company

(b)	Tenant:	Eargo, Inc., a Delaware corporation

(c)	Property:	Minnetonka Plaza, 10201 Wayzata Blvd., Minnetonka, Minnesota 55305

(d)	Premises: [Section 2]	Suite 135, containing approximately 2,087 rentable square feet of space, as more fully depicted on Exhibit “A”, attached hereto and made a part hereof.

(e)	Term: [Section 3]	39 months (three years and six months)

(f)	Commencement Date: [Section 3]	Earlier of May 15, 2018 or opening.

(g)	Expiration Date: [Section 3]	July 31, 2021

(h)	Base Rent: [Section 4(a)]

BASE RENT SCHEDULE

PERIOD	MONTHLY BASE RENT	ANNUAL BASE RENT
5/1/2018 – 7/31/2018	$0.00	N/A
8/1/2018 – 7/31/2019	$1,562.50	$18,750.00
8/1/2019 – 7/31/2020	$2,239.18	$26,870.13
8/1/2020 – 7/31/2021	$2,260.92	$27,131.00

(i)	Tenants Proportionate Share: [Section 4(b)]	Based on Total Rentable Square Footage. It is Tenant’s understanding that they will be Billed at the rate of $9.67 per square foot for calendar year 2018 commencing 8/1/2018. (2,087 Sq. Ft.) 5.82% for the period of 8/1/2019 – 7/31/2021

(j)	Reserved.

(k)	Landlord’s Address for Rent Payments: [Section 22]	Lagos Properties, LLC Attn: Manager 275 North Lindbergh, Suite LL St. Louis, Missouri 63141

(l)	Landlord’s Address for Notices: [Section 22]	Lagos Properties, LLC Attn: Manager 275 North Lindbergh St. Louis, Missouri 63141

(m)	Tenant’s Notice Address: [Section 22]	Eargo, Inc. 295 Bernardo Avenue Suite 100 Mountain View, CA 94043

(o)	Security Deposit: [Section 24]	$2,500.00

(p)	Landlord’s Broker: [Section 29]	Avison Young (representing Landlord only)

(q)	Tenant’s Broker: [Section 29]	Equity Property (representing Tenant only, and not as a subagent of Landlord)

(r)	Exhibits:	Additional Provisions Exhibit “A”: Floor Plan Exhibit “B”: Rules and Regulations

2. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in Section 1 (d). In addition, Landlord grants to Tenant the non-exclusive use of all common areas designated by Landlord from time to time in and about the Property. All common areas shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right, at any time, and from time to time, to change the size, location, elevation, and/or nature of the common areas. Landlord also reserves the right, from time to time, to close portions of the common areas or utilize the same for Landlord’s purposes. Tenant acknowledges that the square footages of the Premises and the Property are only approximate, and Landlord and Tenant agree that, notwithstanding the actual square footage of the Premises and the Property, Tenant’s Proportionate Share, as described in Section 1(i), shall be deemed correct for all matters of this Lease including but not limited to the calculation of Base Rent, Additional Rent, Security Deposit and any construction allowances. Tenant shall use and occupy the Premises for general office purposes and for no other use.

Tenant has inspected the Premises and accepts the same in its present “AS IS” condition, acknowledging that the Premises are in good order and satisfactory condition and suitable for the purposes for which they are leased. Tenant further acknowledges that, except as otherwise set forth in this Lease, Landlord has made no representations to Tenant with respect to any alterations, repairs or improvements to be constructed within the Premises,

3. TERM. The Term of this Lease shall be for the period designated in Section 1 (e), commencing on the date set forth in Section 1(f), and expiring on the date set forth in Section 1(g), both inclusive. Notwithstanding the aforesaid, in the event Landlord is delayed in delivering the Premises to Tenant for any reason including but not limited to, labor strikes, casualty, legal actions, suits or injunctions, conditions of the elements, the completion of any construction agreed to be performed within the Premises by Landlord, or the inability to secure the Premises or any materials, Landlord shall deliver the Premises to Tenant as soon thereafter as possible. In the event of any such delay, Landlord shall not be liable to Tenant, nor shall the validity of this Lease be impaired, but the Commencement Date shall be postponed a number of days equal to such delay, and the Expiration Date shall be extended a like number of days to reflect the term of this Lease, plus an additional number of days through the end of the then current month. However, in the event any such delay is due to Tenant’s negligence or any reason within Tenant’s control including, without limitation, Tenant’s selection of materials, or any requested changes, modifications or additions to any construction agreed to be performed within the Premises by Landlord, the obligations set forth in this Lease shall nevertheless commence on the date Landlord would otherwise have delivered the Premises to Tenant were it not for Tenant’s delay.

If this Lease commences on any date other than the Commencement Date set forth in Section 1(f), Tenant shall execute Landlord’s separate written memorandum, setting forth the actual Commencement Date, the Expiration Date, the date when all Rent shall commence, and any other information reasonably requested by Landlord. Landlord reserves the right to withhold delivery of the Premises to Tenant until such memorandum has been executed and returned to Landlord; however, the withholding of delivery of the Premises shall in no way relieve Tenant of its obligations under this Lease.

Provided this Lease is in full force and effect and Tenant is not in Default hereunder, Tenant shall have a one-time right and option to terminate this Lease effective on the last day of the 12th full calendar month of the Term or the last day of the 24th full calendar month of the Term (such date being the “Termination Date”), upon the following terms and conditions. In order to exercise such option, Tenant must give Landlord written notice at least six (6) months prior to the Termination Date, which notice shall specify the Termination Date. Should Tenant terminate said Lease pursuant to this Section, then prior to vacating the Premises, Tenant shall perform such repairs and make such restorations as Landlord reasonably determines to return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted. Should Tenant exercise its option to terminate this Lease, Landlord shall have the right to enter upon the Premises, from and after receipt of Tenant’s notice, for the purpose of showing the Premises to prospective third party tenants. In the event Tenant elects to terminate said Lease as aforesaid, Tenant shall pay to Landlord (in addition to all other sums due under this Lease through the Termination Date) a sum equal to the Monthly Base Rent due for the month in which the Termination Date occurs on or prior to the Termination Date.

4. RENT. Tenant shall pay to Landlord or to Landlord’s designated agent the Base Rent and Additional Rent (collectively, “Rent”) which accrues or becomes due during the Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without demand, setoff or deduction, at the office of Landlord. In the event any Rent or other charge is payable for a partial calendar month or year, such amount shall be prorated to reflect only that portion of the Term within such month or year. All accrued unpaid amounts shall survive the Term.

(a) Base Rent. Tenant shall pay to Landlord annual Base Rent pursuant to the Base Rent Schedule set forth in Section 1(h). The first monthly installment of Base Rent shall be payable to Landlord simultaneously with Tenant’s execution and delivery of this Lease to Landlord. All subsequent monthly installments of Base Rent shall be payable on the first day of each month as and when the same become due.

(b) Additional Rent. Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Proportionate Share of (i) Taxes (as such term is hereinafter defined) payable by Landlord during the Term, plus (it) Operating Expenses (as such term is hereinafter defined) payable by Landlord during the Term.

Taxes. (as such term is hereby defined) shall include, without limitation, any tax, assessment, license, fee, or governmental charge, general or special, ordinary or extraordinary, now or hereafter assessed, levied, or imposed against any legal or equitable interest in the Property or any part thereof, or against Landlord’s receipt of rent, or against any of Landlord’s personal property used in the operation and/or maintenance of the Property Taxes shall not include any franchise taxes or any taxes imposed upon or measured by Landlord’s income or profits. However, Taxes as defined herein are predicated on the present system of taxation in the State of Minnesota; and, therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied or imposed against Landlord or the Property in lieu of any charge which would otherwise constitute a Tax, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord in its sole discretion deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof, Tenant shall be liable for Tenant’s Proportionate Share of all costs in connection with such challenge or deferment, including any costs incurred by Landlord prior to the term of this Lease, to the extent that such costs relate to any Tax savings which may be realized during the Term. No costs incurred by Landlord in connection with any Tax challenge shall be included or applicable with respect to the initial determination of the amount of Taxes for the Base Year; and Tenant shall be liable for Tenant’s Proportionate Share of the full amount of the costs of any Tax challenge in both the Base Year and in all subsequent calendar years during the term of this Lease.

Operating Expenses. (as such term is hereby defined) shall include all costs and expenses and reasonable reserves, determined in accordance with generally accepted accounting principles, consistently applied, and incurred by Landlord in connection with the ownership, operation and maintenance of the Property including without limitation: all materials, equipment and supplies, together with all service, maintenance, and labor agreements, relative to the maintenance, repair and replacement, as necessary, of the Premises and the common areas of the Property and all electrical, plumbing and mechanical systems therein; all utilities and related expenses and deposits, including costs incurred in connection with any energy management program for the Property; all landscaping stock, equipment and maintenance agreements; all janitorial services, equipment and supplies; snow removal; fire protection and security (if provided); any private trustee or indenture charges; maintenance, repair and replacement, as necessary, of the sprinkler systems, downspouts, gutters and nonstructural portions of the roof; the paving, resealing and/or re-striping of all parking facilities, access roads, driveways, sidewalks and passageways; heating, ventilation and air conditioning (“HVAC”) of the Property, as well as all maintenance, repairs and any replacements to the HVAC units servicing the Property; all Property signage; all wages/salaries, fees and commissions and related benefits of all employees and independent contractors engaged in the operation and management of the Property, together with any applicable social security taxes, employment taxes or other taxes levied against such wages/salaries; premiums and deductibles for liability, property damage, fire, workers compensation, rent and mortgage insurance, and any other insurance which Landlord deems necessary to carry on, for or in connection with the operation of the Property, or for the protection of the Property, and the interests of Landlord and Landlord’s agents and mortgagees; management fees; cleaning and vermin extermination; capital improvements which are required by any governmental authority to keep the Property in compliance with all applicable statutes, codes and regulations; capital improvements which reduce other Operating Expenses, but in an amount not to exceed the reduction of Operating Expenses for the relevant year; the rental and/or amortized costs of any machinery or equipment used in connection with the operation or maintenance of the Property; and all other expenses incurred by Landlord for or on behalf of the Property. For purposes of establishing the amount of Operating Expenses for the Base Year, Operating Expense shall not include any unique or extraordinary expenses as reasonably determined by Landlord, such as those caused by any strikes, shortage of materials, utility blackouts, terrorism, or one-time assessments. Operating Expenses shall not include: any expense chargeable to a capital account or capital improvement (other than aforesaid); ground leases; principal or interest payments on any mortgage or deed of trust on the Property; any amount for which Landlord is reimbursed through insurance, by third persons, or directly by other tenants of the Property; brokers commissions and other expenses incurred in the leasing of space to tenants in the Property.

In the event the Property is not fully occupied in the initial calendar year or during any subsequent calendar year during the Term, then those Operating Expenses of the Property which are variable for that year (that is, those Operating Expenses which change depending upon the occupancy level of the Property (such as janitorial costs and usage of electricity), as distinguished from those Operating Expenses which do not change depending upon the occupancy level of the Property (such as landscaping costs and casualty insurance)), shall be deemed to be increased by an amount reasonably determined by Landlord to reflect the Operating Expenses which would have been expended had the Property been fully occupied. Similarly, in the event Landlord is not furnishing any particular work or service to a tenant who has undertaken to perform such work or service in lieu of Landlord, the Operating Expenses shall be deemed to be increased by an amount reasonably determined by Landlord to reflect the Operating Expenses which would have been expended had Landlord performed such work or service. Nothing contained in this Section 4(b) shall be construed as requiring Landlord to perform any services or make any expenditure with respect to the Premises or the Property unless such obligation is expressly set forth in this Lease.

Landlord shall have the right to invoice Tenant monthly, quarterly, or otherwise from time to time, for Tenant’s Proportionate Share of the Taxes and Operating Expenses, as reasonably estimated by Landlord; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. After each calendar year, Landlord shall deliver a statement to Tenant setting forth Tenant’s actual obligation for Taxes and Operating Expenses, and the total amount of payments paid by Tenant to Landlord for such purposes. In the event Tenant’s actual obligation for Taxes and/or Operating Expenses exceeds Tenant’s payments for such respective purposes, Tenant shall pay the applicable difference to Landlord within thirty (30) days after receipt of Landlord’s statement. Conversely, in the event Tenant’s respective payments toward Taxes and/or Operating Expenses exceed Tenant’s actual obligation for each of the same, Landlord shall either refund the applicable overpayment to Tenant or credit said overpayment against Tenant’s obligation for such specific expense in the forthcoming year. In the event Taxes or Operating Expenses in any calendar year are less than the respective Taxes and Operating Expenses for the Base Year, Tenant shall not receive a refund or credit against any Tax or Operating Expense obligation in that same or any subsequent calendar year. If upon the expiration or earlier termination of this Lease there is accrued but unbilled Additional Rent, Tenant’s obligation with respect to any amounts owed to Landlord shall survive; and, at Landlord’s option, Tenant shall either (i) pay such amounts after the expiration of the Term when such Additional Rent has been accurately determined within fifteen (15) days after receipt of Landlord’s statement, or (ii) pay an amount reasonably estimated by Landlord prior to the expiration of the Term.

Within thirty (30) days after receipt of each year-end statement, Tenant shall have the right, at Tenant’s sole cost and expense, to inspect and audit Landlord’s records with respect to Tenant’s Proportionate Share of Additional Rent, which audit shall be at the accounting office of Landlord, upon not less than ten (10) days prior written notice, during Landlord’s normal business hours, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Except as aforesaid, Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property, but Landlord shall provide Tenant with one or more statements setting forth such expenses, categorized by class and amount. Unless Tenant timely elects to audit such records and asserts specific errors within ninety (90) days after receipt of such year-end statement, said statement shall be deemed to be correct.

5. INTEREST AND LATE FEES. In the event Tenant should fail to pay to Landlord any Rent or other charge when due, Tenant shall pay to Landlord (a) interest on the unpaid amount from the due date through the date of payment, in an amount equal to ten percent (10%) per annum; plus (b) a late fee for Landlord’s increased administrative expenses, in an amount equal to one percent (1%), per month, of the amount owed Landlord. In addition to the aforesaid, in the event any check or payment made by Tenant is not honored or is otherwise returned by Landlord’s bank, Tenant shall pay to Landlord an additional charge equal to Fifty and 00/100 Dollars ($50.00) for each such returned payment. All interest, late fees and additional charges payable pursuant to this Section shall be paid to Landlord as Additional Rent hereunder; and, at Landlord’s option, such charges shall be payable by Tenant with certified funds. Tenant acknowledges that Landlord’s actual damages for late payments and returned checks may be difficult or impractical to fix; and therefore, Tenant further acknowledges that such estimated fees and charges are fair and reasonable liquidated damages.

6. SERVICES. Landlord shall provide the following services during the Term. The cost of all services shall be an Operating Expense of the Property; and are based upon Landlord’s determination of the reasonable common use of such services. In the event Landlord provides additional services at the request or requirement of Tenant, or at times other than during “normal business hours”, defined as Monday through Friday from 7:00 a.m. to 6:00 p.m., Saturdays from 8:00 a.m. to 12:00 p.m., Sundays and holidays excepted, Tenant shall pay for such additional services at costs reasonably determined by Landlord, plus a five percent (5%) administrative fee, within fifteen (15) days after receipt of Landlord’s statement.

(a) Landlord shall provide electricity to the Promises for building standard lighting. In addition to such lighting, Landlord shall provide service of electricity through floor and wall outlets, for a reasonable amount of normal office equipment, during normal business hours. In the event Tenant installs lighting in excess of building standards or in the event the total consumption of electricity through floor and wall outlets for the Premises exceeds the aforesaid allowance, Landlord, at Tenant’s expense, shall make reasonable efforts to supply Tenant’s requested service through the then-existing feeders and risers servicing the Promises, and Tenant shall pay to Landlord, as Additional Rent, the cost of such additional electric service, plus a ten percent (10%) administrative fee, within fifteen (15) days after receipt of Landlord’s statement. Landlord shall determine the amount of Tenant’s additional consumption of electricity by any verifiable method, including installation of a separate meter within the Premises, installed, maintained, and read by Landlord, at Tenant’s expense, or as determined by an independent consulting engineer, engaged by Landlord from time to time at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of one hundred twenty (120) volts, or otherwise exceeding building capacity, without Landlord’s prior written consent. In the event Tenant requires excess or additional wiring, Landlord reserves the right to perform such work, at Tenant’s cost, if in Landlord’s reasonable determination such wiring shall cause damage to the Property, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs or expenses to the Property, or will interfere with or disturb other tenants of the Property.

(b) Landlord shall provide HVAC to the Premises and to the common areas of the Property at temperatures reasonably determined by Landlord for normal occupancy and general office use during normal business hours. In the event Tenant utilizes any machines or equipment which affect the temperatures otherwise maintained by Landlord’s HVAC system, or in the event Tenant installs any lighting in excess of building standards, Landlord reserves the right to install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost of installation, operation and maintenance thereof shall be payable by Tenant as Additional Rent. In the event the Premises contain or are serviced by any heating or air conditioning equipment which is above building standard, Tenant shall accept such equipment in its present “AS IS” condition, acknowledging that all costs in connection with the operation, maintenance, repair and replacement of such equipment shall be borne and payable by Tenant as Additional Rent.

(c) Landlord shall provide drinking water, restroom supplies, elevator service, and utility service to the common areas of the Property. Landlord shall also provide building standard janitorial service to the Premises on weekdays (other than building holidays), and window washing to the Premises from time to time as reasonably determined by Landlord.

(d) Landlord shall maintain the common areas of the Property in a good and orderly condition including, without limitation, lawn and shrub care, maintenance of the roof and the structural portions of the Property, and maintenance of all building mechanical, electrical and plumbing equipment servicing the Property, but excluding those items under Tenant’s exclusive use and control; and those items specifically excepted elsewhere in this Lease.

(e) Parking shall be provided on the parking lots of the Property on an unallocated basis.

(f) Tenant shall have the right to designate its telecommunication providers; however, Landlord reserves the right to designate and/or restrict all third party telecommunication access to and in Landlord’s building as Landlord may reasonably determine from time to time. Tenant shall only utilize existing pathways, shafts, raceways, conduits, columns, risers, closets and other areas within the Property which Landlord has or may from time to time designate for the location of telecommunication equipment; and Tenant shall label all cabling, wiring and other telecommunications equipment placed by Tenant within the Property in a manner reasonably determined by Landlord. In the event any of Tenant’s telecommunication equipment causes or requires Landlord to perform any alterations or modifications to the Property to accommodate Tenant, Tenant shall be liable for the costs thereof. No telecommunications equipment, transmissions or receptions of Tenant shall interfere with the telecommunications equipment, transmissions or receptions of Landlord or any other tenant.

(g) Landlord shall use good faith efforts to provide the aforesaid services, but in no event shall Landlord be liable for damages, nor shall the Rent be reduced or abated, due to any failure to furnish, or any delay in furnishing, any services which are caused by Landlord’s inability to secure electricity, fuel, supplies, machinery, equipment or labor, or which are caused by necessary repairs or improvements, or any other reason; nor shall the temporary failure to furnish any such services, or any inconvenience suffered by Tenant as a result of Landlord’s maintenance or repairs, be construed as a constructive eviction of Tenant, or relieve Tenant from the duty of observing and performing the obligations of Tenant under this Lease.

7. LANDLORD’S RIGHTS. (a) Landlord may close the Property, or portions thereof, in emergency situations exclusively determined by Landlord, during periods of general construction, and at all times other than during normal business hours, during which times admittance may be gained only under such regulations as may be prescribed by Landlord. Landlord may also temporarily reduce or suspend certain building services from time to time for, among other purposes, the proper maintenance and repair of the Property.

(b) Landlord may designate all sources of all services used in the common areas of the Property; and Landlord may designate the source and grade of all materials and all personnel for all construction, repairs and maintenance which Landlord is obligated to perform under this Lease, whether the same is within the Premises or about the Property. Landlord reserves the right to designate, from time to time, for both the Premises and the Property, all utilities used by Landlord and/or Tenant including, without limitation, all gas, electric, water and sewer service. Tenant shall allow Landlord and all of Landlord’s assignees, invitees, licensees, contractors and utility providers reasonable access in and through the Premises for the benefit of Landlord, Tenant and/or any other tenants of the Property to perform such installations, maintenance, repairs or replacements as Landlord may determine. To this end, Landlord retains such license or easement in and through the Premises as shall be reasonably required by Landlord.

(c) Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity.

(d) Landlord may make alterations, repairs, additions, and improvements to the Property or any part thereof, including the installation and maintenance of pipes, ducts, conduits, wires and structural elements within the Premises to service the Property or other tenants of the Property.

(e) Landlord may have pass keys to the Premises and all portions thereof; however, except as specifically set forth in this Lease, Landlord assumes no obligation to enter the Premises or to make any inspections thereof.

(f) Landlord may change the name or street address of the Property; install, affix and maintain one or more signs within or about the Property; and grant to any third party tenant the exclusive right to conduct any particular business or undertaking within the Property,

(g) Landlord may take such reasonable measures as Landlord deems advisable for the security of the Property and its occupants. Notwithstanding the aforesaid, Landlord shall not be liable to Tenant, or to anyone claiming under Tenant, for any breach of any security within the Property.

(h) Landlord may re-enter the Premises or may repair or otherwise prepare the Premises for re-occupancy (without affecting Tenant’s obligation to pay Rent) during the last one hundred eighty (180) days of the Term, if prior to that time Tenant has vacated the Premises.

(i) In the event Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant shall reimburse Landlord for Landlord’s reasonable costs incurred in reviewing the proposed action or consent including, without limitation, reasonable attorneys’, engineers’ or architects’ fees. Tenant shall reimburse Landlord for such costs within fifteen (15) days after receipt of Landlord’s statement; and Tenant acknowledges that Tenant shall be obligated to make such reimbursement regardless of whether or not Landlord ultimately takes such action or grants such consent.

(j) Landlord has established certain Rules and Regulations with respect to the Property, as more fully set forth on Exhibit “B,” attached hereto and made a part hereof. Landlord reserves the right to establish additional Rules and Regulations, or make amendments thereto, from time to time, if in Landlord’s reasonable determination the same is necessary for the orderly operation or protection of the Property and/or for the general safety of the tenants. The non-compliance of any of such Rules and Regulations by Tenant shall constitute a Default under this Lease.

8. REPAIRS AND MAINTENANCE. Landlord does not warrant either expressly or impliedly the condition or fitness of the Premises except as specifically set forth herein. Landlord shall maintain, repair and replace, if necessary, the structural portions of the roof and the exterior walls of the Premises, as well as all common areas of the Property and all building standard electrical, mechanical and plumbing systems servicing the Premises, as more fully set forth herein; however, the costs and expenses thereof shall be subject to recapture as an Operating Expense pursuant to Section 4(b). Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents, invitees or contractors, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within fifteen (15) days after receipt of Landlord’s statement. Tenant shall have the affirmative duty to periodically inspect the Premises, and to notify Landlord of the need for any repairs which are the obligation of Landlord hereunder. Upon receipt of Tenant’s notice, Landlord shall have a reasonable period of time to make such repairs or maintenance; however, it is expressly understood and agreed that Landlord shall not be liable for any property damage sustained by Tenant, or anyone claiming under Tenant, due to Landlord’s inability, delay or negligence in making such repairs, and Landlord’s liability with respect to such repairs or maintenance shall be limited to the cost of such repairs or maintenance.

Tenant, at Tenant’s sole cost and expense, shall clean, maintain, preserve, repair and replace, as necessary, all portions of the Premises which are not expressly the responsibility of Landlord including, but not limited to, all wall coverings, floor coverings, window treatments and any other interior finish installed by or for the benefit of Tenant; all electrical, mechanical and plumbing systems and fixtures servicing the Premises which are custom or above building standard; all signs, locks, alarms, security devices, telecommunications equipment, doors, hardware, all plate and other glass, and all of Tenant’s personal property and fixtures (including any interior finish constructed by Landlord or Tenant within the Premises). In the event Tenant should fail to perform any maintenance or repairs required of Tenant under this Lease in a prompt and good workmanlike manner after Landlord’s written demand, Landlord shall have the right, but not the obligation, to perform such maintenance and repairs, whereupon Tenant shall pay to Landlord, as Additional Rent, all such maintenance and repair costs, plus ten percent (10%), within fifteen (15) days after receipt of Landlord’s statement.

All maintenance, repair, and replacement obligations of Tenant under this Section shall be deemed improvements to the Premises and shall be performed by Tenant pursuant to and in accordance with the terms and conditions under Section 9 of this Lease. All materials utilized by Tenant in any maintenance, repairs, construction or replacements under this Lease shall be pre-approved by Landlord, meet minimum municipal code requirements, and be of a quality at least as good as the quality of the materials in place within the Premises, as reasonably determined by Landlord (“Approved Materials”). AH contractors performing any construction, services or other work within the Premises for or on behalf of Tenant shall be pre-approved by Landlord (“Approved Contractors”). Landlord’s approval may include, without limitation, the use of union tradesmen and laborers; and in all events, as a prerequisite of any approval, Tenant shall provide Landlord with certificates of insurance of all contractors in a form and content, and with such companies as Landlord may reasonably approve, naming both Landlord and Landlord’s managing agent (if any) as additional insureds.

9. ALTERATIONS AND IMPROVEMENTS. Tenant shall not make any alterations, additions or improvements to the Premises or Property without the prior written consent of Landlord; nor shall Tenant, or any telecommunications companies on behalf of Tenant, install any telecommunications systems within the Property without the prior written consent of Landlord. All construction and other work pre-approved by Landlord and performed by or on behalf of Tenant shall be with Approved Materials and Approved Contractors; and all construction shall be completed in a good and workmanlike manner and in compliance with all Laws, as well as all requirements of Landlord’s insurance carrier. Prior to installing any trade fixtures, or making any alterations, additions or improvements to the Premises, Tenant shall notify Landlord in writing of the same and provide to Landlord such plans and specifications for such work as Landlord may reasonably request, together with a detailed work schedule and list of contractors, subcontractors and materialmen. It is expressly understood and agreed that Landlord’s approval of any plans and specifications of any work undertaken by Tenant shall not be a representation by Landlord that the contemplated alterations, additions or improvements comply with any Laws; and Tenant shall remain wholly liable for compliance with all Laws and indemnify and hold Landlord harmless from any violations thereof. Landlord shall not be liable for or be required to insure any alterations or improvements made to the Premises by or on behalf of Tenant; and Tenant shall secure all-risk property insurance coverage for all such alterations and improvements pursuant to Section 19. Notwithstanding anything to the contrary in this Lease, Tenant shall be liable for any damage to the Premises and the Property arising from any alteration or construction undertaken by Tenant.

Prior to performing any alterations, additions or improvements to the Premises or Property, Tenant shall first provide Landlord with certain assurances reasonably satisfactory to Landlord that Tenant is capable of paying for all such materials and work. Such assurances may include, by way of example (a) proof of prepayment of all or substantially all of such materials and work, based upon actual contractor’s bids; (b) evidence of a construction or other loan from a bank or other lender in the full amount of the cost of Tenant’s proposed improvements which provides for the disbursement of the loan proceeds pursuant to a disbursing arrangement in accordance with customary industry standards reasonably acceptable to Landlord; or (c) a guaranty by one (1) or more separate persons or entities, reasonably satisfactory to Landlord, for the full amount of the cost of such work. Landlord reserves the right, but not the obligation, to perform all alterations, improvements or additions required by Tenant; and, in the event Landlord exercises such right, Tenant shall reimburse Landlord for all of Landlord’s costs within fifteen (15) days after receipt of Landlord’s statement.

Tenant shall remove all trade fixtures from the Premises prior to the expiration of this Lease, unless Landlord has theretofore consented in writing to allow such trade fixtures to remain within the Premises. Tenant shall remove all other improvements from the Premises, whether or not installed and/or pre-approved by Landlord, unless Landlord elects in writing to require such improvements to remain within the Premises. For purposes of this Lease, improvements shall include without limitation, all personal property, construction, and fixtures, and all voice, video, data and other telecommunications wiring, cabling and equipment (collectively, “Telecommunication Equipment”) installed by or on behalf of Tenant. Notwithstanding the aforesaid, Tenant shall have no duty to remove any construction or fixtures which were installed by Landlord or Tenant in connection with Tenant’s initial occupancy of the Premises, except with respect to Tenant’s Telecommunication Equipment which Tenant shall remove unless Landlord otherwise specifically elects in writing. Tenant shall repair any damage caused by any such removal and restore the Premises to a condition substantially similar to the condition of the Premises immediately prior to the installation of such improvements; in the event Tenant fails to so repair and restore the Premises, Tenant shall be liable for the costs thereof, which liability shall survive the termination of this Lease.

10. CASUALTY. If the Premises or a substantial portion of the Property is damaged in whole or in part by casualty, and if the Premises are made untenantable as a result thereof, Landlord shall deliver to Tenant, within sixty (60) days after such casualty, a good faith estimate of the time necessary to repair such damages (“Casualty Notice”). If in Landlord’s reasonable estimation such damages cannot be substantially repaired within the shorter of two hundred seventy (270) days from the date of such casualty, or within two-thirds (2/3) of the then remaining Term as of the date of such casualty (“Estimated Restoration Period”), this Lease may be terminated by either Landlord or Tenant by delivering written notice to the other party within thirty (30) days after Tenant’s receipt of the Casualty Notice, in the event neither party timely terminates this Lease, or if in Landlord’s reasonable estimation such damages can be substantially repaired within the Estimated Restoration Period then, subject to Landlord’s rights below, this Lease shall remain in full force and effect, and Landlord shall proceed in good faith to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. Landlord’s obligation with respect to repair and restoration shall be limited to the extent of the insurance proceeds actually received by Landlord in connection with such casualty and shall only extend to the repair of Landlord’s building and improvements, and shall not extend to Tenant’s fixtures, equipment, alterations, Telecommunications Equipment, or any interior finish constructed within the Premises by either Landlord or Tenant, regardless of the cause of such casualty. In the event the repair and restoration of the Premises extends beyond the Estimated Restoration Period, this Lease shall remain in full force and effect and Landlord shall not be liable therefor, but Landlord shall continue to complete such repairs and restoration with all due diligence. Notwithstanding the aforesaid, if Landlord reasonably determines that repair of the Premises/Property is or will become uneconomical or that the insurance proceeds (after any required payments to any mortgagees of the Property) will be insufficient to complete all repairs and restoration, then Landlord may terminate this Lease by giving written notice to Tenant. In the event this Lease is terminated, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination, which obligations shall survive the Term.

Upon termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord. Tenant shall not be required to pay any Base Rent for any period in which the Premises are wholly untenantable; and, in the event only a portion of the Premises are untenantable, Tenant’s Base Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit for such period of time as the Premises (or such portion) remains untenantable. There shall be no Rent abatement if the damages are due to the fault or negligence of Tenant or Tenant’s agents, employees, licensees, invitees or contractors.

11. INSPECTION. Landlord and its agents shall have the right to enter and inspect the Premises from time to time, for the purpose of ascertaining the condition thereof, or to show the Premises to existing or prospective fee owners or third party tenants, ground lessors, mortgagees, Landlord’s insurance carriers and by request of any governmental agency, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; and, to this end, Landlord retains such license or easement in and through the Premises as may be reasonably required by Landlord. In addition thereto, during the last twelve (12) months of the Term, Landlord shall have the right to enter upon the Premises to erect one or more signs indicating that the Premises are available for lease.

12. SUBLETTING AND ASSIGNING. Tenant shall not, voluntarily or by operation of law, assign, sublet or encumber this Lease, the Premises, or any portion thereof, nor allow the same to be used or occupied by any person, without the prior written consent of Landlord. For purposes of this Section, the transfer of any majority interest in the entity constituting the Tenant, or the sale of all or substantially all of the assets of Tenant, or the merger or consolidation of Tenant with any other entity, or the divestiture of Tenant from any parent or affiliated company, shall be deemed to be an assignment of Tenant’s interest. In no event shall Tenant have the right to assign this Lease or sublet any portion of the Premises to any third party tenant (or to any affiliated company of any third party tenant) who leases space in the Property or whose lease or possession of any space in the Property is expiring, or to any third party who is negotiating with Landlord to lease space within the Property. In the event Landlord should consent to any assignment or sublease, no subtenant, assignee or other occupant shall use the Premises for any purpose other than general office use. Further, in no event shall Landlord’s consent to any sublease or assignment constitute a release of Tenant front the full performance of Tenant’s obligations under this Lease. Tenant shall pay to Landlord in advance, Landlord’s reasonable attorney’s fees to review and/or draft any documents Landlord deems necessary in connection with the transferor Tenant’s interests.

13. DEFAULT. This Lease and Tenant’s right to possession of the Premises is made subject to and conditioned upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. The following events shall each be an event of default by Tenant under this Lease (“Default”): (a) Tenant fails to pay any Rent or other charge when the same is due; (b) Tenant fails to perform any other obligation to be performed by Tenant within the time or times set forth herein; (c) Tenant makes any material misrepresentation, or commits any fraud or criminal act; (d) Tenant shall become insolvent, make a transfer in fraud of its creditors, make an assignment for the benefit of its creditors, files or has filed against it a petition in bankruptcy, has a receiver, trustee or liquidator appointed over a substantial portion of its property or this Lease, or is adjudicated insolvent; or (e) Tenant vacates or abandons the Premises for more than thirty (30) days. In the event any monetary Default shall continue for five (5) days after receipt of written notice from Landlord, or in the event any non-monetary Default shall continue for ten (10) days after receipt of written notice from Landlord, or in the event Tenant becomes in Default for the same general reason three (3) or more times during the Term (regardless of whether or not Tenant subsequently cures such Defaults); then, in addition to all other remedies afforded Landlord under this Lease, at law or in equity, Landlord may terminate this Lease, or terminate Tenant’s right of possession to the Premises without terminating this Lease, by delivery of written notice to Tenant. In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Premises. No such dispossession of Tenant or re-entry by Landlord, or Landlord’s voluntary acceptance of the keys to the Premises, shall constitute or be construed as an election by Landlord to terminate this Lease, unless Landlord delivers written notice to Tenant specifically terminating this Lease. Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant’s property, and restoration costs.

In the event Landlord elects to terminate this Lease, Tenant shall immediately vacate the Premises and pay to Landlord all Rent accrued through the effective date of termination, together with any late fees and interest thereon, plus an amount equal to all tenant concessions initially granted to Tenant including, but not limited to, any free or reduced Rent, any interior finish constructed within the Premises, or any contribution paid to Tenant in lieu thereof. In addition thereto, the remainder of the Rent payable by Tenant through the Expiration Date of this Lease, less the fair market rental value of the Premises over the same period (net of all expenses and vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises) shall be accelerated and become immediately due and payable.

In the event Landlord elects not to terminate this Lease, but only to terminate Tenant’s right of possession to the Premises, Tenant shall immediately vacate the Premises and pay to Landlord all Rent accrued through the effective date of repossession, together with any late fees and interest thereon. Upon repossession, Landlord may use reasonable efforts to mitigate its damages and relet the Premises upon terms and conditions satisfactory to Landlord; however, Landlord shall have no duty to prioritize the reletting of the Premises over the leasing of other vacant space within the Property. Tenant shall remain liable for all Rent accruing after the date of repossession (together with all late fees and interest), payable monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease, less the rent (if any) collected by Landlord from any reletting. Landlord shall have the right to make repairs, alterations, and additions in or to the Premises and redecorate and remodel the same to the extent deemed necessary by Landlord in connection with any reletting of the Premises; and Tenant shall pay to Landlord the cost thereof within fifteen (15) days after receipt of Landlord’s statement.

In addition to any other remedy afforded Landlord under this Lease, Tenant hereby grants to Landlord a continuing security interest in all of Tenant’s goods, wares, equipment, fixtures, furniture, and all proceeds thereof (collectively, “Security”) situated within the Premises. In the event Tenant shall be in Default under this Lease, Tenant shall not remove any such Security from the Premises without the prior written consent of Landlord; and Landlord shall have all rights and remedies under the Uniform Commercial Code including, without limitation, the right to sell such Security at public or private sale upon five (5) days’ prior written notice to Tenant. Tenant hereby agrees to execute financing statements and other reasonable instruments necessary or desirable, in Landlord’s discretion, to perfect any security interest hereby created; and, in the event Tenant should fail or refuse to execute any such financing statements or instruments, Landlord shall be granted a limited power of attorney to execute such statements/instruments in the name and on behalf of Tenant and perfect Landlord’s security interest in the Security. The lien hereby created shall be in addition to any statutory lien granted under the laws of the State of Minnesota.

No action by Tenant after final judgment for possession of the Premises shall reinstate this Lease, and Tenant waives any and all rights of redemption in the event Tenant is judicially dispossessed. Should Landlord elect not to exercise any of its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults. No payment by Tenant or receipt by Landlord of a lesser amount than that stipulated to be paid shall be deemed to be anything other than a payment on account; nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord and satisfaction; and Landlord may accept any payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy under this Lease. Landlord reserves the right to apply any monies received from Tenant, regardless of how designated, to any outstanding Rent, interest, late fees or other amounts then owed to Landlord under this Lease. All of the aforesaid rights of Landlord shall be in addition to any remedies which Landlord may have at law or in equity; Landlord shall have the right to pursue any one or all of such remedies; and no election of remedy by Landlord shall preclude Landlord from subsequently pursuing any of Landlord’s other remedies. Tenant shall pay all costs and attorney’s fees incurred by Landlord from enforcing the covenants of this Lease.

14. RIGHT TO CURE TENANT’S DEFAULT. If Tenant is in Default under any provision of this Lease other than for the payment of Rent, and Tenant has not cured such Default within ten (10) days after receipt of Landlord’s written notice, Landlord shall have the right but not the obligation to cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem such performance to be an emergency, or Landlord reasonably determines that such Default will result in a violation of law or the cancellation of any insurance policy maintained by Landlord, or will unreasonably interfere with any other tenants in the Property. If Landlord incurs any expense, including reasonable attorney’s fees, in instituting, prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for the same, as Additional Rent, with interest calculated thereon at the rate of thirteen percent (13%) per annum from the date such payment is first due Landlord.

15. RETURN OF PREMISES. Upon the expiration or earlier termination of this Lease, Tenant shall surrender and return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted. Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility under this Lease. Tenant shall remove all alterations, additions and improvements made by Tenant within the Premises including, without limitation, all fixtures and trade fixtures, regardless of how attached and all Telecommunication Equipment installed by or on behalf of Tenant in or about the Property. Notwithstanding the aforesaid, upon Landlord’s written election, any such alterations, additions, improvements or Telecommunication Equipment (other than trade fixtures) shall become the property of Landlord and shall remain within the Premises. All such work shall be performed in a good and workmanlike manner, using Approved Contractors and Approved Materials; and all such repairs and restoration shall be in compliance with all Laws, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to return the Premises to Landlord as aforesaid prior to the termination of this Lease, Tenant shall be liable for the costs thereof, which liability shall survive the Term.

16. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without notice or demand. If Tenant shall remain in possession of the Premises after the termination of this Lease and hold over for any reason, then, in addition to all other remedies afforded to Landlord at Law or in equity, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease, including the payment of Additional Rent, but at a monthly Base Rent equal to two hundred percent (200%) of the monthly Base Rent payable under this Lease during the last month prior to any such holdover. In addition, Tenant shall be liable to Landlord for all other damages incurred by Landlord as a result of such holdover. Acceptance by Landlord of any Rent after such expiration or earlier termination shall not constitute a consent to a holdover or cause an extension of the Term. Should any of Tenant’s property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right, without liability to Landlord, to store or dispose of such property at Tenant’s cost, the liability for which costs shall survive the Term.

17. HOLD HARMLESS. Landlord shall not be liable to Tenant for any damage to or loss of any property of Tenant’s agents, employees, licensees, invitees, contractors or other persons, which Tenant places or permits to be placed within the Premises; and Tenant agrees to indemnify, hold harmless, and defend Landlord, at Tenant’s sole cost and expenses, from all claims liabilities and expenses (including reasonable attorney’s fees) incurred by Landlord arising from any such damage or loss. To the extent not prohibited by law, and to the extent that Landlord or its agents are neither negligent nor willful, Landlord shall not be liable for any injuries to Tenant, its agents, employees, licensees, invitees, contractors or other persons, caused by: the condition, operation or maintenance of the Property; the acts of any employee, agent, licensee, invitee, or contractor of the Landlord, Tenant or other tenants of the Property; or the general public. Tenant shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from any and all claims, damages to property, injuries to persons, losses, liabilities and expenses (including reasonable attorney’s fees) arising from any occurrence within the Premises that is the fault of Tenant; any act or permitted act or omission of Tenant or any of Tenant’s employees, agents, licensees, invitees and contractors within the Property; or Tenant’s breach of any covenant under this Lease. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense with counsel reasonably satisfactory to Landlord; or, at Landlord’s election, Landlord may defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord’s costs of such defense. The aforesaid indemnifications and obligations shall survive the Term; and, for purposes of Tenant’s obligations under this Section, the term “Landlord” shall mean and include Landlord and all members, managers, partners, directors, officers and shareholders of Landlord, their agents, employees, independent contractors, representatives, successors and assigns.

18. CONDEMNATION. If the whole of the Premises or any substantial portion of the Property shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by purchase under threat of condemnation (collectively, “Condemned”), this Lease shall automatically terminate effective as of the taking date. In the event only a portion of the Premises is Condemned, either party shall have the right to terminate this Lease effective as of the taking date, provided the remaining portion of the Premises are untenantable for Tenant’s use and Landlord cannot find alternate space within the Property to replace that portion of the Premises which is Condemned. In the event this Lease is not terminated in full, then this Lease shall terminate on the taking date only as to that portion of the Premises so Condemned, and the Rent and other charges payable by Tenant shall be reduced in proportion to that portion of the Premises which is Condemned. Landlord shall be entitled to the entire Condemnation award for all realty and improvements. Tenant shall have no right to claim or receive any award for any unexpired term of this Lease, or for any unexercised renewal or expansion options; and Tenant shall only be entitled to an award for Tenant’s personal property and the unamortized portion of any improvements which were installed with the Landlord’s approval within the Premises by Tenant at Tenant’s cost, provided Tenant independently petitions the condemning authority for same, and further provided any such award does not reduce or adversely affect Landlord’s award.

19. INSURANCE. Tenant shall maintain in full force and effect throughout the Term the following specific insurance coverage, plus such other reasonable types of insurance coverage as may be reasonably requested from time to time by Landlord consistent with the types of insurance coverage required by landlords of comparable buildings located in the vicinity of the Property: (a) commercial general liability insurance, and if necessary commercial umbrella insurance, on an occurrence basis, in amounts of not less than a per occurrence limit of $1,000,000, with not less than a $2,000,000 general aggregate, or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, against claims of bodily or personal injury, and property damage, arising from Tenant’s operations, assumed liabilities or the use and/or occupancy of the Premises by Tenant or any of Tenant’s agents, employees, licensees, invitees or contractors, including a commercial general liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Lease; and if Tenant’s liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall be endorsed to provide cross-liability coverage; (b) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations hereunder; (c) all-risk property insurance covering all property within the Premises including, without limitation, Tenant’s equipment, inventory, trade fixtures and supplies, all interior finish constructed by either Landlord or Tenant within the Premises, all alterations and improvements made by or on behalf of Tenant within the Premises, and all property of any third persons placed or otherwise located within the Premises; said insurance shall be for the guaranteed replacement cost value new without deduction for depreciation of the covered items; (d) worker’s compensation insurance and employers liability in statutory form and amounts containing a waiver of subrogation and endorsement acceptable to Landlord; and (e) business interruption, loss-of-income and extra expense insurance, in such amounts as will reimburse Tenant for one hundred percent (100%) of all direct and indirect loss of earnings attributable to prevention of access to or use of the Premises. All insurance deductibles under Tenant’s insurance coverages shall be the sole responsibility of Tenant without right of reimbursement from Landlord for any reason. Tenant’s insurance shall be primary and non-contributing with or in excess of any insurance coverage carried by Landlord. All policies of insurance shall contain a cross liability endorsement or severability of interest clause acceptable to Landlord and be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. Each policy of insurance shall insure Tenant, and shall name Landlord, Landlord’s managing agent, Landlord’s lenders, and such other parties reasonably designated by Landlord, and their respective affiliates as additional insureds, all as their respective interests may appear. Tenant acknowledges that Landlord makes no representations that the aforesaid required insurance coverages and limits will necessarily be adequate to protect Tenant and, except as otherwise specifically set forth in this Lease, such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord under this Lease. Prior to taking occupancy, Tenant shall furnish certificates of all insurance required hereunder to be carried by Tenant, executed by a duly authorized representative of each insurer, or such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder; and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord and any other party requested by Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in a form, and issued by companies reasonably satisfactory to Landlord, and licensed to do business in the State of Minnesota, and rated not less than A: XII in Best’s Insurance Guide. Failure of Landlord to demand any insurance certificate or other evidence with these insurance requirements, or failure of Landlord to identify a deficiency from evidence that is provided by Tenant to Landlord, shall not be construed as a waiver of Tenant’s obligation to maintain such coverage. For purposes of this Section, the term, “affiliate,” shall mean any person or entity which directly or indirectly, controls, is controlled by, or is under common control with the party in question. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance. In the event Tenant fails to carry any of the above insurance, or provide Landlord with evidence of the same, Tenant shall immediately be in Default under this Lease and, in addition to all other rights and remedies afforded Landlord herein, Landlord shall have the right to procure such insurance on behalf and at the expense of Tenant.

Notwithstanding anything to the contrary in this Lease, it is agreed that, except for Landlord’s right to recover against any policies of insurance herein required to be carried by Tenant, Landlord and Tenant hereby mutually waive any and all right of recovery against one another, directly, by way of subrogation or otherwise, due to the negligence of either party, their agents or employees, for real or personal property damage occurring to the Premises, the Property, or any personal property located therein, or from loss of income (whether or not such insurance is actually carried). Each party shall have the affirmative duty to inform their respective insurance carriers of this Section and the mutual waiver of subrogation contained herein.

20. MORTGAGES/TITLE. This Lease is subject and subordinate to all mortgages, deeds of trust, easements, right-of-ways, encumbrances, indentures, trustees agreements, ground or master leases, or other conditions of survey or title, in place, of record, or hereinafter created, as well as to any extensions, modifications thereof (collectively, “Senior Rights”). Notwithstanding the aforesaid, the holder of any Senior Right may elect, at any time, unilaterally, to subordinate its Senior Right to this Lease. Tenant hereby waives its right under any current or future Law which gives Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure or sale of the Property or any interests therein. Any subordination shall be self-executing but, at the written request of Landlord, Tenant shall execute such further assurances as Landlord deems desirable to confirm such subordination. In addition, upon the written request of Landlord or the holder of any Senior Right, Tenant shall execute such instruments as such party reasonably deems necessary to attorn to the applicable holder of the Senior Right. In the event Tenant should fail or refuse to execute any instrument required under this Section within fifteen (15) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name and on behalf of Tenant. In the event any holder of any existing or future Senior Right requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant, or does not materially reduce any service herein to be performed by Landlord, Tenant agrees to execute such appropriate instruments to reflect such modification, upon request by Landlord. At the request of Landlord or the holder of any Senior Right, Tenant shall give notice to said holder of any default by Landlord under this Lease and afford to said holder a reasonable opportunity to cure such default on behalf of Landlord,

21. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord; nor shall Tenant permit any mechanic’s or other lien to be filed against the Property or any interests therein of Landlord. In the event Tenant authorizes, contracts or otherwise undertakes to perform or provide any construction, alterations, installations or other work or materials to the Premises for which a mechanic’s lien or other lien can be filed, Tenant shall deliver to Landlord enforceable, unconditional and final lien releases or waivers for all such work and materials within five (5) days after Landlord’s request, but in all events before the earliest date any such lien can be filed. Should Tenant cause or permit any mortgage, lien or other encumbrance (singularly or collectively, “Encumbrance”) to be filed, against the Premises or the Property, Tenant shall dismiss or bond against the same within twenty (20) days after the filing thereof. If Tenant fails to remove or bond against said Encumbrance within said twenty (20) days, Tenant shall be in Default; and in addition to all other rights and remedies afforded Landlord under this Lease, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys’ fees, to remove said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity. Tenant hereby acknowledges and agrees that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone in possession of the Premises through or under Tenant; and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in the Premises.

22. NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by United States mail, postage prepaid, at Landlord’s address set forth in Section 1(k). All notices that are required to be given under this Lease shall be in writing, and delivered by either (a) United Slates registered or certified mail, return receipt requested, or (b) a reputable overnight commercial courier/delivery service; however, in addition to the aforesaid, Landlord may deliver a notice of Default or lease termination by personal delivery or by posting such notice on the Premises in a conspicuous place. All notices to Landlord and Tenant shall be sent postage prepaid, addressed to the parties hereto at their respective addresses set forth in Section 1. Either party may designate a different address by giving notice to the other party at the address set forth herein, or at any other address as the parties may subsequently designate. Notices shall be deemed received upon the earlier of actual receipt or the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

23. OWNERSHIP. Notwithstanding anything in this Lease to the contrary, the term “Landlord” as used in this Lease shall be defined as the from time to time current owner(s) of the Property. Landlord may transfer any portion of the Property and/or any of its rights under this Lease; and, upon such transfer, the conveying party shall automatically be released from all liability with respect to any obligations occurring or covenants to be performed by Landlord or its agents after the effective date of such transfer. None of the covenants of Landlord under this Lease are personal in nature and, in the event any “Landlord” should become in Default under this Lease, recovery by Tenant shall be limited to the interests of the then current “Landlord” in the Property at the time of the assertion of liability.

24. SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord the full amount of the Security Deposit set forth in Section 1(o) of this Lease, as security for the full and timely performance of Tenant’s obligations under this Lease, The parties acknowledge and agree that said Security Deposit (or any pre-paid Rent received from Tenant under this Lease or under any separate agreement in connection therewith) shall be deposited in Landlord’s general operating account, and not a separate escrow account. Should said Security Deposit and/or pre-paid Rent be placed in an interest bearing account, all interest accruing thereon shall be payable to Landlord. Tenant’s Security Deposit shall not be construed as pre-paid Rent, or as a measure of Landlord’s damages in the event of a Default by Tenant. If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said Security Deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said Security Deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore said Security Deposit to its original amount. Upon the expiration of this Lease, Landlord shall return said Security Deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord pursuant to the terms of Section 15. If upon the termination of this Lease, there is accrued Additional Rent which as of such date has not been invoiced to Tenant, or if Landlord reasonably determines that there is damage to the Premises for which Tenant is responsible under this Lease, Landlord reserves the right to either (a) withhold Tenant’s Security Deposit, or so much of it as Landlord deems reasonable until Tenant’s actual obligation with respect to said Additional Rent have been determined, at which time Landlord shall offset Tenant’s actual obligation for Additional Rent and damages against the Security Deposit held by Landlord and return the positive difference, if any, to Tenant; or (b) reasonably estimate Tenant’s obligation for Additional Rent and damages, and offset such amount against said Security Deposit.

25. GOVERNMENT REGULATIONS. Tenant, at Tenant’s sole cost and expense, shall comply with all laws and regulations of all municipal, state, or federal authorities now in force, or which may hereafter be in force, pertaining to, or in connection with, the Premises or Tenant’s use thereof (collectively, “Laws”). Tenant shall not use or permit the Premises to be used in violation of any Law or in violation of any recorded covenant, condition or restriction. In addition, Tenant shall comply with all requirements of any board of fire underwriters, or any similar body having jurisdiction over the Premises, together with any reasonable requirements of Landlord’s insurance carrier with respect to Tenant’s use of the Premises. Tenant shall not cause or permit any Hazardous Materials to be received, stored, handled, generated or released upon the Premises or the Property by Tenant or any employee, agent, invitee, licensee or contractor of Tenant. For purposes of this Lease “Hazardous Materials” shall mean and include any hazardous, explosive toxic or highly combustible materials, substances or wastes now or hereinafter defined or designated from time to time by any Law applicable to the Property or any governmental authority having jurisdiction over the Property. Tenant shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from and against any and all liabilities, damages, losses, claims and expenses (including reasonable attorney’s fees and consequential damages) due to any damage or injury to persons or property of Landlord or of third persons arising out or as a direct or indirect result of (a) any Hazardous Materials brought onto the Premises and/or the Property by Tenant or by any of Tenant’s employees, agents, invitees, licensees or contractors, or (b) the breach or violation of any Law or the non-compliance of any requirement of the Americans with Disabilities Act, by Tenant or by any of Tenant’s employees, agents, invitees, licensees or contractors. The aforesaid hold harmless indemnification and duty to defend shall survive the Term.

26. ESTOPPEL CERTIFICATES. Within ten (10) days after Landlord’s request, Tenant shall execute and return to Landlord or its designee a statement in a form requested by Landlord certifying, to the extent true, that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said ten (10) days, setting forth the above or alternatively setting forth any Lease modifications, defenses and/or uncured Defaults, Tenant shall be in Default hereunder or, at Landlord’s election, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

27. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant’s personal property and those improvements to the Premises which are in excess of Landlord’s standard installations. In the event any of Tenant’s personal property or improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount reasonably determined by Landlord equal to Landlord’s estimation of Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement.

28. INTENTIONALLY DELETED

29. BROKERAGE. The parties warrant that they have dealt with no broker or other person claiming a commission in connection with this transaction other than the brokers set forth in Sections 1(p) and 1(q) of this Lease; and each party shall hold the other party harmless for any breach of such warranty. Landlord shall be liable for any commissions payable to such broker(s) pursuant to the terms and conditions of a separate commission agreement between Landlord and Landlord’s broker.

30. CONFIDENTIALITY. Tenant acknowledges that the terms and conditions set forth in this Lease are confidential in nature, and that the negotiations preceding the drafting of this instrument constitute proprietary information of Landlord. Therefore, Tenant and its agents (including Tenant’s brokers and attorneys) shall not disclose any of the terms or conditions herein contained to any person other than authorized agents of Tenant. In no event shall Tenant disclose any such terms or conditions to any third party tenant within the Property. In the event Tenant breaches such confidence, Tenant shall be in Default of this Lease and/or shall be liable to Landlord for any damages Landlord sustains as a direct or indirect result of such breach.

31. MISCELLANEOUS. (a) Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(b) Recording. This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

(c) Section Headings, Severability and Interpretation. The Section headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any Section. In the event any provision of this Lease is found to be invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision. Words in the singular number include the plural, and vice versa; and masculine references shall include the feminine and neuter, and vice versa. All references to “days” shall mean calendar days, unless specifically stated to be “business days”; provided, however for purposes of receipt of notices under Section 22, notices received after 5:00 p.m. in the then current time zone of the recipient shall be deemed to have been delivered on the next calendar day, unless the recipient otherwise acknowledges receipt to the sender on the actual day of delivery.

(d) Managing Agent. Landlord reserves the right to designate from time to time one or more managing agents, and to assign to such agent(s) such rights or obligations as Landlord may determine. Notwithstanding the aforesaid, so long as Landlord is the fee owner of the Property, no assignment by Landlord to any managing agent shall relieve Landlord of its liability with respect to its obligations hereunder,

(e) Nuisance. Tenant shall not do or permit anything to be done in or about the Premises or the Property which will in any way obstruct or interfere with the rights of other tenants; nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or Property which will disturb the peaceful occupancy of any other tenants; nor shall Tenant commit or allow any immoral or illegal acts within the Premises, or commit or suffer to be committed any waste in or about the Property.

(f) Force Majeure. Except with respect to Tenant’s obligation for the payment of Rent and the maintenance of the requisite insurance set forth herein, and except with respect to specific cure periods provided herein for and with respect to Tenant’s Default, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the parties’ control, the responsible party shall be excused from performing such obligation for a period of time equal to such delay. If as a result of any force majeure or other reason, Tenant is unable to occupy all or a portion of the Premises, and if pursuant to the terms of this Lease Tenant is afforded a full or partial abatement of any Rent in such event, then Tenant shall accept such abatement of Base Rent as liquidated damages for Tenant’s loss of use of the Premises and interruption of business; and Tenant hereby waives the provisions of any applicable existing or future Law permitting the termination of this Lease.

(g) Interests and Late Fees. Notwithstanding anything to the contrary in this Lease, in no event shall any interest, fees or other charges payable to Tenant exceed such amounts as may be allowed by law.

(h) Non-Discrimination. Tenant shall not permit discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in Tenant’s use or occupancy of the Premises.

(i) Integrated Instrument and Amendments. This Lease represents the final product and integration of all negotiations between Landlord and Tenant; and the terms and conditions set forth herein shall incorporate and supersede all prior discussions and writings. Except as specifically set forth in this Lease, no representations, warranties or agreements have been made by Landlord or Tenant to the other with respect to this Lease or with respect to the obligations of Landlord or Tenant in connection therewith. In the event any term or condition of this Lease is inconsistent with any term or condition of any prior verbal or written understanding or agreement between the parties, the terms and conditions of this Lease shall prevail. In the event any term or condition of any prior verbal or written understanding or agreement between the parties is omitted in this Lease, such omission is the specific intent of the parties. No provision of this Lease may be amended except by agreement in writing signed by both of the parties.

(j) No Offer. The submission of this Lease shall not be deemed to be an offer, an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

(k) Binding Effect. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

(l) Financial Statements. Within fifteen (15) days after any request by Landlord, Tenant shall furnish Landlord with such financial statements of Tenant, Tenant’s business and/or any guarantor of this Lease, as Landlord may request. Landlord agrees not to disclose any information of such financial statements except to Landlord’s professional consultants, lenders or prospective purchasers.

(m) Withhold Possession. Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Section 24 of this Lease, and the first month of Base Rent required by Section 4(a) of this Lease.

(n) Governing Law. This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Minnesota. Landlord and Tenant hereby waive any and all right to a trial by jury on any issue to enforce any term or condition of this Lease, or with respect to Landlord’s right to terminate this Lease or terminate Tenant’s right of possession.

(o) Tenant’s Authority. The party executing this lease on behalf of Tenant represents and warrants that: (i) said party has the authority to bind Tenant under this Lease; and (ii) the Tenant is a duly organized entity in good standing and qualified to do business in the State of Minnesota, and that all necessary approvals and resolutions of Tenant have been secured to authorize execution of this Lease by Tenant.

(p) Exhibits. This Lease is modified and affected by the Exhibits listed in Section 1(v) which are attached hereto and made a part hereof.

32. RIGHT OF FIRST REFUSAL. Tenant shall have a one-time right of first refusal to lease that certain space within the Property known and numbered as Suite 185 (the “Option Space”), pursuant to the following terms and conditions. Provided this Lease is in full force and effect and Tenant is not in Default hereunder, Landlord agrees to notify Tenant in writing the first time Landlord has a prospective third party tenant who in Landlord’s reasonable determination is ready, willing and able to occupy and lease all or any portion of said Option Space. Upon receipt of Landlord’s notice, Tenant shall have ten (10) days in which to notify Landlord in writing of its election to lease not less than all of the Option Space set forth in Landlord’s notice. In the event Tenant does not notify Landlord within said ten (10) days, Tenant’s rights with respect to the space identified in Landlord’s notice will be null and void, and Landlord may lease such space to any prospective tenant, at such rental and upon such terms and conditions as Landlord in its sole judgement may desire. If Tenant notifies Landlord within said ten (10) days of Tenant’s election to lease the space identified in Landlord’s notice, Tenant shall lease the applicable Option Space upon the same terms and conditions as set forth in this Lease, except as follows:

(a) The term for the Option Space shall commence on the first day of the calendar month following Tenant’s notice of election to Landlord, and shall thereafter run concurrent with the term of this Lease with respect to the primary space.

(b) Tenant shall accept any said Option Space in its then “AS IS” condition; and, except to the extent that any interior finish construction or allowance is included as part of the determination of market rate pursuant to Section 32(c), Landlord shall have no obligation to perform any alterations or improvements within such space, other than to remove one (1) secretarial desk and repair or replace the carpet under such desk.

(c) The Base Rent for any said Option Space shall be based upon the Base Rent that Tenant is paying for the primary space at the time that Tenant wishes to take delivery of the applicable Option Space. Notwithstanding anything to the contrary in this Section, in no event shall the annual per square foot rate payable for any Option Space be less than the then current annual per square foot rate payable for the primary space then being leased by Tenant.

(d) Tenant’s proportionate share, for purposes of determining Tenant’s obligation for Additional Rent or any other charge payable to Landlord under this Lease shall be equitably increased to reflect the additional square footage of the applicable Option Space.

(Signatures on following page)

WHEREFORE, Landlord and Tenant have respectively executed this Lease the day and year first above written.

TENANT:	LANDLORD:

EARGO, INC.	LAGOS PROPERTIES, LLC

By:	/s/ Christian Gormsen	By:	/s/ Paul Larson
Print Name: Christian Gormsen		Print Name: Paul Larson
Title: CEO		Title: CEO

EXHIBIT “A”

(Floor Plan)

EXHIBIT “B”

OFFICE BUILDING

RULES AND REGULATIONS

Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of (his Lease; and any non-compliance thereof shall constitute a Default tinder this Lease. Landlord shall not be liable to Tenant for the non-observance of any of said rules and regulations by any other tenant.

(1) No sign or advertisement shall be displayed by Tenant on the outside or the inside (and visible from the outside) of the Premises without the prior written consent of Landlord. Tenant shall not use any picture or likeness of the Property many not ices or advertisements, without Landlord’s prior written consent.

(2) Landlord shall provide and install, at Tenant’s expense, such letters and/or numerals on the main entrance to the Premises, and on the building directory, to identify Tenant’s name. All such letters and numerals shall be of building standard graphics, and no other signage shall be used or permitted. All such signage so placed shall be at Tenant’s risk. Tenant shall cause the removal of all such signage from the Property at the end of Tenant’s term, or Landlord may cause such removal at Tenant’s expense,

(3) No additional locks shall be placed upon any door of the Premises, and Tenant shall not permit any duplicate keys to he made, without the prior consent of Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and Properly.

(4) Landlord retains the power to prescribe the weight and proper position of safes, mechanical equipment, and any other bulky or excessively weighty objects. All such objects shall be moved into or out of the Premises under the prior written consent and supervision of Landlord and at such times and according to such regulations as may be designated from time to time by Landlord. Notwithstanding such supervision, Tenant shall be responsible for all damage to the Property caused by moving such objects.

(5) Tenant shall not install any additional lighting, or use any data processing equipment which utilizes power other than 110 electrical current to the Premises. Tenant shall not use any other fuel source other than electricity to heat, cool or light the Premises. Tenant shall not install any air-conditioning apparatus in the Premises. Tenant shall not permit any animals or any foul or noxious gas, noise, odors and/or vibrations in the Premises which may obstruct or interfere with the rights of other tenant(s) in the Property.

(6) Tenant shall not permit within the Premises any animals other than service animals; nor shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations within the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of any other tenant(s) in the Property.

(7) Tenant shall not contract for any work or service to be performed to or within the Premises which might involve the employment of labor incompatible with Landlord’s employees or the employees of contractors doing work or performing services by or on behalf of Landlord.

(8) No sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall be obstructed by Tenant or used for any purpose other than for ingress and egress.

(9) Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord’s prior written consent.

(10) After normal business hours Tenant shall lock all doors and windows of the Premises; and, in the event the building is locked after normal business hours and Tenant allows its employees, agents, contractors, invitees or licensees to enter the building after such hours, Tenant shall be responsible that such persons lock the building upon exiting. Tenant shall be liable for all damages sustained by Landlord arising from such failure.

(11) Any person(s) other than Landlord’s selected janitorial service, who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant’s cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant’s cleaning contractor,

(12) Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property.

(13) Landlord reserves the right to place into effect a “no smoking” policy within all or selected portions of the common areas of the Property, wherein Tenant, its agents, employees and invitees shall not be allowed to smoke. Tenant shall not be allowed to smoke in any common stairwells, elevators or bathrooms; nor shall Tenant dispose of any smoking material including, without limitation, matches, ashes and cigarette butts on the floors of the Property, about the grounds of the Property, or in any receptacle other than a specifically designated receptacle for smoking.

B-2